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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-25995, 333-62155, 333-33726, 333-54616 and
333-55866), (ii) Form S-4 (No. 333-50898) and (iii) Form S-8 (No. 333-56343)
of Kinder Morgan Energy Partners, L.P. of our reports dated March 27, 2000 relating to the financial statements of Kinder Morgan Interstate Gas Transmission LLC and Trailblazer Pipeline Company, which appear in this Current Report on Form 8-K/A (Amendment No. 3) of Kinder Morgan Energy Partners, L.P. dated April 27, 2001.





/s/ PricewaterhouseCoopers LLP



Denver, Colorado
April 27, 2001